Exhibit 10.4.9 (a)

FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

This First Amendment of Employment Agreement ("First Amendment") is made this 30th day of June, 2011 (the "First Amendment Date") between the following parties ("Parties"):

(i)	Bank of Texas, a division of BOKF, NA (the “Bank”); and,

(ii)	Norman P. Bagwell, an individual currently residing in Dallas, Texas (the "Executive").

Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which are hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)
Purpose of This Agreement. Reference is hereby made to that certain Employment Agreement April 4, 2008 between Bank of Texas, National Association and Executive (the “Employment Agreement”). Effective January 1, 2011, Bank of Texas, National Association was merged into BOKF, NA and became an operating division of BOKF, NA doing business as Bank of Texas. As used in this First Amendment and in the Employment Agreement as amended by this First Amendment, the term “Bank” shall mean Bank of Texas, the operating division of BOKF, NA. The Bank is a national association organized under the National Bank Act. The purpose of this First Amendment is to extend the Employment of Executive pursuant to the Employment Agreement. All defined terms used in this First Amendment shall have the meaning ascribed to them in the Employment Agreement unless otherwise defined herein.

(2)	Term of Employment. Existing Paragraph 4 of the Employment Agreement is hereby deleted in its entirety and there is hereby substituted therefore the following:

The term (the “Term”) of Executive's employment (“Employment”) pursuant to this Agreement shall commence on July 7, 2008 (the "Commencement") and shall continue thereafter provided that, upon ninety days prior written notice, either Party may terminate this Agreement effective on or after the sixth anniversary date of the Commencement. Executive shall report for work full-time on the Commencement.

(3)
Provisions Respecting Incentive Compensation.    For sake of clarity, Executive acknowledges that, in lieu of the provisions respecting incentive compensation set forth in Paragraphs 3(c)(ii)(D) and (E) of the Employment Agreement, Executive shall be eligible for incentive compensation as provided the BOK Financial Corporation 2003 Executive Incentive Plan (the “Executive Incentive Plan”) as amended and restated (for the Chief Executive Officer and for direct reports to the Chief Executive Officer) dated March 25, 2003 (amended and restated on April 29, 2008, April 27, 2010 and April 26, 2011) and that certain BOK Financial Corporation Independent Compensation Committee True-Up Plan dated April 26, 2011 respecting the Executive Incentive Plan.

(4)	Miscellaneous Provisions. The Miscellaneous Provisions of Paragraph 13 of the Employment Agreement shall apply to this First Amendment.

Dated as of the First Amendment Date.
BANK OF TEXAS (a division of BOKF, NA)

By: ______________________________________

EXECUTIVE

__________________________________________
Norman P. Bagwell